Exhibit 99.1

Resources Connection, Inc. Reports Third Quarter Results for Fiscal 2016

  Company reports earnings per share of $0.16 on $146.8 million of revenue ($148.4 million in constant currency)
  Adjusted EBITDA* up 1.6% to $13.1 million (8.9% of revenue)
  Company returns $12.2 million in capital to shareholders
  Company announces CFO Nate Franke’s planned retirement

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation

IRVINE, Calif.--(BUSINESS WIRE)--April 7, 2016--Resources Connection, Inc. (NASDAQ: RECN), today announced financial results for its third fiscal quarter ended February 27, 2016. Resources Connection, Inc. (the “Company”) is a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“RGP”) – consulting and business support services in the areas of accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory.

Revenue for the third quarter of fiscal 2016 was $146.8 million, essentially flat with the prior year’s third quarter. On a sequential basis, third quarter revenue (which includes the holiday season) decreased 2.7% compared to $150.9 million in the second quarter of fiscal 2016.

Using the comparable third quarter fiscal 2015 conversion rates to adjust for the impact of currency fluctuations, fiscal 2016’s third quarter revenue would have been $148.4 million, up 1.1% quarter-over-quarter.

Revenue in the U.S. decreased 0.2% quarter-over-quarter and 1.2% sequentially. International revenue increased 1.2% on a quarter-over-quarter basis and decreased 8.8% sequentially. Adjusting for the impact of currency fluctuations, international revenue increased 7.5% quarter-over-quarter using the comparable third quarter fiscal 2015 conversion rates and decreased 7.8% sequentially using the comparable second quarter fiscal 2016 conversion rates.

The Company’s net income in the third quarter of fiscal 2016 was $6.0 million, or $0.16 per diluted share, or flat compared to the prior year’s third quarter.

“We continue to make progress internationally, especially in Europe where we had constant currency quarter-over-quarter growth in revenue of 8.9%,” said Tony Cherbak, president and chief executive officer of RGP. “Our results in the U.S. were unfavorably impacted by weakness in demand from our energy clients. In spite of this, our strong operating metrics allowed us to return $12.2 million of capital to shareholders in the form of our dividend and stock repurchase programs.”

Gross margin was 37.4% in the third quarter of fiscal 2016, compared to 37.3% in the prior year quarter. Gross margin in the current quarter was better than anticipated due to improved bill/pay spread. Sequentially, gross margin decreased 160 basis points from 39.0%, due to the reset of employer payroll taxes after the New Year, offset by an improvement in the bill/pay spread in the current quarter.

Selling, general and administrative expenses for the third quarter of fiscal 2016 were $43.3 million (29.5% of revenue) compared to the prior year third quarter of $43.5 million (29.6% of revenue) and the second quarter of fiscal 2016 of $43.2 million (28.6% of revenue).

Cash used in operations and Adjusted EBITDA were $3.7 million and $13.1 million (8.9% of revenue), respectively, for the third quarter of fiscal 2016 compared to cash used in operations and Adjusted EBITDA of $2.9 million and $12.9 million (8.8% of revenue), respectively, for the third quarter of fiscal 2015. In each of the quarters, operating cash flows were impacted by the timing of payroll accruals.

The Company’s revenue for the nine months ended February 27, 2016 was $446.0 million compared to $441.8 million for the nine months ended February 28, 2015. The Company’s net income for the nine months ended February 27, 2016 was $21.8 million or $0.58 per diluted share. This compares to net income in the nine months ended February 28, 2015 of $19.4 million, or $0.51 per diluted share, including $0.03 per diluted share related to European severance charges.

In the third quarter of fiscal 2016, the Company repurchased 589,000 shares of common stock for $8.5 million and paid a quarterly dividend totaling $3.7 million ($0.10 per diluted share) to shareholders. Currently, the Company has a total of $146.7 million available for share purchases. As of February 27, 2016, the Company’s cash, cash equivalents and short-term investments were $96.5 million compared to $112.2 million at fiscal year-end May 30, 2015.

Today, the Company also announced the planned retirement of its Executive Vice President and Chief Financial Officer, Nathan Franke, following the close of the Company’s fiscal year. Mr. Franke will remain in his current position until the end of July, while the Company conducts a search for his successor. The Company has retained the executive search firm, Spencer Stuart, to assist with this search.

Tony Cherbak stated, “Nate and I have worked together for more than 30 years, first at Deloitte and then RGP. He is an outstanding financial professional who we will all miss in the day-to-day business. Nate has been a valuable member of the management team at RGP for the past nine years, and on behalf of all of the employees of RGP and the Board of Directors, we want to thank Nate for his contribution and wish him well as he embraces retirement.”

“I am incredibly fortunate to finish my career working with the great people and clients of RGP,” said Nate Franke. “As I move to the next chapter of my life, I know RGP is well positioned to continue to capitalize on these two phenomenal assets.”

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,300 professionals, annually serving over 1,700 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

RGP will hold a conference call for interested analysts and investors at 5:00 p.m. ET today, April 7, 2016. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through April 14, 2016 at 855-859-2056. The conference ID number for the replay is 63038435. The call will also be archived on the RGP website for 30 days.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 27,	February 28,	February 27,	February 28,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue	$146,779	$146,832	$446,006	$441,775
Direct cost of services	91,851	91,991	274,739	271,274
Gross margin	54,928	54,841	171,267	170,501
Selling, general and administrative expenses (1)	43,318	43,478	130,446	131,333
Operating income before amortization and depreciation (1)	11,610	11,363	40,821	39,168
Amortization of intangible assets	30	62	90	888
Depreciation expense	867	839	2,606	2,542
Operating income (1)	10,713	10,462	38,125	35,738
Interest income	(52)	(37)	(118)	(114)
Income before provision for income taxes (1)	10,765	10,499	38,243	35,852
Provision for income taxes (2)	4,808	4,510	16,477	16,452
Net income (1), (2)	$5,957	$5,989	$21,766	$19,400
Net income per common share:
Basic (1), (2)	$0.16	$0.16	$0.59	$0.51
Diluted (1), (2)	$0.16	$0.16	$0.58	$0.51
Weighted average common shares outstanding:
Basic	37,073	37,724	37,186	37,938
Diluted	37,615	38,288	37,777	38,300
Cash dividends declared per common share	$0.10	$0.08	$0.30	$0.24

EXPLANATORY NOTES

(1)	Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.5 million for both the three months ended February 27, 2016 and February 28, 2015, and $5.0 million and $4.6 million for the nine months ended February 27, 2016 and February 28, 2015, respectively. The expense for the nine months ended February 27, 2016 includes approximately $900,000, or $0.01 per share, related to the Board of Director’s approval of accelerated vesting of 127,500 stock options related to Don Murray’s transition from Executive Chairman to non-employee Chairman of the Board.

(2)	The Company's effective tax rate was approximately 44% and approximately 43% for the three months ended February 27, 2016 and February 28, 2015, respectively, and approximately 43% and approximately 46% for the nine months ended February 27, 2016 and February 28, 2015, respectively. The nine months ended February 27, 2016 includes the reversal of approximately $290,000 of tax valuation allowances. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands, except Adjusted EBITDA Margin)

	Three Months Ended		Nine Months Ended
	February 27,	February 28,	February 27,	February 28,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net income	$5,957	$5,989	$21,766	$19,400
Adjustments:
Amortization of intangible assets	30	62	90	888
Depreciation expense	867	839	2,606	2,542
Interest income	(52)	(37)	(118)	(114)
Provision for income taxes	4,808	4,510	16,477	16,452
EBITDA	11,610	11,363	40,821	39,168
Stock-based compensation expense	1,483	1,523	5,028	4,627
Adjusted EBITDA	$13,093	$12,886	$45,849	$43,795
Revenue	$146,779	$146,832	$446,006	$441,775
Adjusted EBITDA Margin	8.9%	8.8%	10.3%	9.9%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the core performance of our Company. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

Revenue for the Three Months Ended
				% Increase	% Decrease	% Decrease
			% Change	February 27, 2016 vs.	February 27, 2016	February 27, 2016 vs.
February 27,	February 28,	November 28,	February 27, 2016	February 28, 2015	vs. November 28,	November 28, 2015
2016	2015	2015	vs. February 28,	Constant Currency	2015	Constant Currency
GAAP	GAAP	GAAP	2015 GAAP	(1)	GAAP	(2)

$146,779	$146,832	$150,887	0.0%	1.1%	-2.7%	-2.5%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the third quarter of fiscal 2015 and applying those rates to foreign-denominated revenue in the third quarter of fiscal 2016.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the second quarter of fiscal 2016 and applying those rates to foreign-denominated revenue in the third quarter of fiscal 2016.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount)

	February 27,	May 30,
	2016	2015

	(Unaudited)

Cash, cash equivalents and short-term investments	$96,462	$112,238
Accounts receivable, less allowances	$100,493	$96,574
Total assets	$406,798	$416,981
Current liabilities	$55,407	$68,946
Total stockholders’ equity	$343,224	$340,452
Consultant headcount, end of period	2,584	2,516
Shares outstanding, end of period	36,758	37,273

	Nine Months Ended
	February 27,	February 28,
	2016	2015

	(Unaudited)

Cash flow from operating activities	$7,047	$2,805
Cash flow from investing activities	$(1,659)	$7,392
Cash flow from financing activities	$(20,841)	$(20,832)

CONTACT:
For Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500
nate.franke@rgp.com